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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67085, 333-79269, 333-36680, 333-47026 and 333-53332) and on Form S-3 (Nos. 333-48698, 333-57744, 333-73986, 333-81626 and 333-85996) of Digital River, Inc. of our report dated June 7, 2002 with respect to the financial statements of the eStore Group, a division of Beyond.com Corporation, which is included in the Current Report on Form 8-K/A of Digital River, Inc. filed with the Securities and Exchange Commission on June 14, 2002.

/s/ Ernst & Young LLP

San Jose, California
June 13, 2002

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors